UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

WATERSTONE FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2023

Dear Fellow Shareholder:

On April 6, 2023, Waterstone Financial, Inc. (the “Company”) filed its proxy statement for the 2023 Annual Meeting of Shareholders with the Securities and Exchange Commission. The Notice of Annual Meeting of Shareholders and the first page of the proxy statement inadvertently indicated that the Annual Meeting will be held virtually. The Annual Meeting will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:00 a.m., Central Time, on Tuesday, May 16, 2023. Enclosed please find a revised Notice of Annual Meeting of Shareholders, which indicates the proper location of the Annual Meeting.

Please take a moment now to cast your vote via the Internet or by telephone as described on the proxy card you received, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope previously provided. Voting in advance of the Annual Meeting will not prevent you from voting during the Annual Meeting, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

DOUGLAS S. GORDON

Chief Executive Officer

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2023

To the Shareholders of Waterstone Financial, Inc.:

The 2023 annual meeting of shareholders of Waterstone Financial, Inc. will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:00 a.m., Central Time, on Tuesday, May 16, 2023 for the following purposes:

(1)	Electing three directors to serve for a term expiring in 2026;
(2)	Ratifying the selection of FORVIS, LLP as Waterstone Financial, Inc.’s independent registered public accounting firm;
(3)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and
(4)	Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board of directors has fixed March 22, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting and any adjournments thereof.

We call your attention to the Proxy Statement previously made available for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

By Order of the Board of Directors

William F. Bruss
President and Secretary

Wauwatosa, Wisconsin

April 11, 2023